SUB-ITEM 77Q3

AIM INCOME FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2008
FILE NUMBER 811-05686
SERIES NO.: 5

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                 $ 18,485
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                 $ 3,583
        Class C                                                 $ 1,356
        Class R                                                 $   304
        Investor Class                                          $ 5,481
        Institutional Class                                     $   647

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                  0.3789
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                  0.3351
        Class C                                                  0.3340
        Class R                                                  0.3638
        Investor Class                                           0.3798
        Institutional Class                                      0.4082

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                  46,280
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                  9,054
        Class C                                                  3,739
        Class R                                                    880
        Investor Class                                          13,570
        Institutional Class                                      1,617

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                 $ 5.56
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                 $ 5.57
        Class C                                                 $ 5.55
        Class R                                                 $ 5.56
        Investor Class                                          $ 5.57
        Institutional Class                                     $ 5.57